ATTACHMENTS FOR N-SAR SUB-ITEM 77M
08-31-04 FYE FUNDS FOR THE 09-01-04 PERIOD ENDED 2-19-05

On January 20, 2005 and February 3, 2005, as approved by a majority of shareholders of each series of J.P. Morgan
Funds, J.P. Morgan Institutional Funds, J.P. Morgan Mutual
Fund Group, J.P. Morgan Mutual Fund Select Group, J.P.
Morgan Mutual Fund Select Trust and J.P. Morgan Mutual
Fund Trust were reorganized into J.P. Morgan Mutual Fund
Series.

On January 20, 2005, as approved by a majority of shareholders of JPMorgan Strategic Income Fund
(the "Merging Fund"), a series of J.P. Morgan Mutual Fund
Group, the Merging Fund merged into JPMorgan Global
Strategic Income Fund (the "Surviving Fund"), a series of the J.P. Morgan Institutional Funds (the "Merger"). After the Merger, shareholders of the Merging Fund held shares of the Surviving Fund with the same aggregate net asset value as the shares held in the Merging Fund prior to the Merger.

On January 20, 2005, as approved by a majority of shareholders of JPMorgan U.S. Treasury Income Fund
(the Merging Fund), a series of J.P. Morgan Mutual Fund
Group, the Merging Fund merged into One Group Government
Bond Fund (the Surviving Fund), a series of the One
Group Mutual Funds (the Merger). After the Merger, shareholders of the Merging Fund held shares of the Surviving Fund with the same aggregate net asset value as the shares held in the Merging Fund prior to the Merger.

On January 20, 2005, as approved by a majority of shareholders of JPMorgan Bond Fund II
(the Merging Fund), a series of J.P. Morgan Mutual
Fund Select Group, the Merging Fund merged into One Group Core
Bond Fund (the Surviving Fund), a series of the One Group
Mutual Funds (the Merger). After the Merger, shareholders of the Merging Fund held shares of the Surviving Fund with the same aggregate net asset value as the shares held in the Merging Fund prior to the Merger.

On January 20, 2005, as approved by a majority of shareholders of JPMorgan Tax Free Income Fund
(the Merging Fund), a series of J.P. Morgan Mutual
Fund Select Trust, the Merging Fund merged into One
Group Tax-Free Bond Fund (the Surviving Fund), a series of the One Group Mutual Funds (the Merger). After the
Merger, shareholders of the Merging Fund held shares of the Surviving Fund with the same aggregate net asset value as the shares held in the Merging Fund prior to the Merger.

At the February 3, 2005 adjournment of the January 20, 2005 meeting, as approved by a majority of shareholders of JPMorgan Liquid Assets Money Market Fund (the Merging Fund), a series of J.P. Morgan Mutual Fund Trust, the Merging Fund merged into One Group Prime Money Market Fund (the Surviving
Fund), a series of the One Group Mutual Funds (the Merger). After the Merger, shareholders of the Merging Fund held shares of the Surviving Fund with the same aggregate net asset value as the shares held in the Merging Fund prior to the Merger.

At the February 3, 2005 adjournment of the January 20,
2005 meeting, as approved by a majority of shareholders of JPMorgan Treasury Plus Money Market Fund
(the Merging Fund), a series of J.P. Morgan Mutual
Fund Trust, the Merging Fund merged into One Group U.S.
Treasury Securities Money Market Fund (the Surviving Fund), a series of the One Group Mutual Funds (the Merger).
After the Merger, shareholders of the Merging Fund held shares of the Surviving Fund with the same aggregate net asset value as the shares held in the Merging Fund prior to the Merger.

At the February 3, 2005 adjournment of the January 20,
2005 meeting, as approved by a majority of shareholders of JPMorgan U.S. Government Money Market Fund
(the Merging Fund), a series of J.P. Morgan Mutual
Fund Trust, the Merging Fund merged into One Group
Government Money Market Fund (the Surviving Fund), a series of the One Group Mutual Funds (the Merger).
After the Merger, shareholders of the Merging Fund held shares of the Surviving Fund with the same aggregate net asset value as the shares held in the Merging Fund prior to the Merger.